Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor, Ross E. Jeffries, Jr. and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

SIGNATURE	CAPACITY

/s/ G. Kennedy Thompson	Chairman, President, Chief Executive Officer and Director
G. KENNEDY THOMPSON

/s/ Robert P. Kelly	Senior Executive Vice President and
Chief Financial Officer
ROBERT P. KELLY

/s/ David M. Julian	Executive Vice President and Corporate
Controller (Principal Accounting Officer)
DAVID M. JULIAN

/s/ John D. Baker, II	Director

JOHN D. BAKER, II

/s/ James S. Balloun	Director

JAMES S. BALLOUN

/s/ Robert J. Brown	Director

ROBERT J. BROWN

/s/ Peter C. Browning	Director

PETER C. BROWNING

/s/ John T. Casteen III	Director

JOHN T. CASTEEN III

SIGNATURE	CAPACITY

/s/ Willian H. Goodwin, Jr.	Director

WILLIAM H. GOODWIN, JR.

/s/ Robert A. Ingram	Director

ROBERT A. INGRAM

/s/ Mackey J. McDonald	Director

MACKEY J. MCDONALD

/s/ Joseph Neubauer	Director

JOSEPH NEUBAUER

/s/ Lloyd U. Noland III	Director

LLOYD U. NOLAND III

/s/ Ruth G. Shaw	Director

RUTH G. SHAW

/s/ Lanty L. Smith	Director

LANTY L. SMITH

/s/ John C. Whitaker, Jr.	Director

JOHN C. WHITAKER, JR.

/s/ Dona Davis Young	Director

DONA DAVIS YOUNG

December 16, 2003
Charlotte, NC